UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2024

ESSA Pharma Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	001-37410 (Commission File Number)	98-1250703 (IRS Employer Identification No.)

Suite 720, 999 West Broadway, Vancouver, British Columbia, Canada (Address of principal executive offices)	V5Z 1K5 (Zip Code)

Registrant’s telephone number, including area code: (778) 331-0962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	EPIX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On December 12, 2024, ESSA Pharma Inc. (the “Company”) provided a notice of termination of the license agreement among the Company and the British Columbia Cancer Agency and the University of British Columbia (together, the “Licensors”), dated December 22, 2010 and amended on February 10, 2011, May 27, 2014, and May 25, 2021 (as amended, the “License Agreement”) to the Licensors, notifying the Licensors that the Company has terminated the License Agreement in accordance with its terms, effective as of December 12, 2024.

Under the terms of the agreement, the Licensors provided the Company with exclusive world-wide rights to develop and commercialize products based on licensed intellectual property embodied in issued patents, pending patent applications and know-how relating to compounds that modulate androgen receptor activity.

The foregoing description of the License Agreement is subject to and qualified in its entirety by reference to the full text of the License Agreement, which was filed as Exhibit 4.2 to the Company’s Registration Statement on Form 20-F (File No. 377 00939), originally filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2015, and the amendment to License Agreement, dated May 25, 2021, which was filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, originally filed with the SEC on December 12, 2023, and each of which is incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSA PHARMA INC.____________
(Registrant)
Date: December 13, 2024
	By:	/s/ David Wood
Name: David Wood
Title: Chief Financial Officer